UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

Reference is made to Note 4 of our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, to Note 2 of our Notes to Condensed Consolidated Financial Statements in our Quarterly Report on Form 10-Q for the period ended September 30, 2008 and  to Item 1.01 of our Current Report on Form 8-K dated November 7, 2008 for a description of our Credit Agreement.  On December 19, 2008, our lenders agreed to a Third Amendment to the Credit Agreement which permits us, on a temporary basis, to obtain loans and other credit extensions under the Credit Agreement in amounts in excess of the borrowing base. Until January 30, 2009, we may obtain credit extensions of $3 million over the borrowing base;  thereafter, until February 26, 2009, we may obtain credit extensions of $1.5 million over the borrowing base; and thereafter we may obtain credit extensions of $500,000 over the borrowing base.  The Third Amendment does not affect the standstill period to which we are presently subject or otherwise impose any duty on any lender to extend credit to us beyond any date after which such lender is not obligated to extend credit pursuant to the Credit Agreement as in effect immediately prior to the Third Amendment.   As of December 17, 2008, after giving effect to the Third Amendment,  the amount available to us under our Credit Agreement was $44,737,480 and the amount of our outstanding borrowings under the Credit Agreement was $42,902,983.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

4.1           Third Amendment to Credit Agreement dated as of December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                MGP INGREDIENTS, INC.

Date:   December 19, 2008                       By : /s/ Timothy W. Newkirk
President and Chief Executive Officer